THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

ACCELPATH, INC.

PROMISSORY NOTE

$100,000.00	Gaithersburg, Maryland
October 1, 2012

For Value Received, AccelPath, Inc., a Delaware corporation (the “Promisor”) hereby unconditionally promises to pay to the order of Dr. Khaldoon Aljerian, an individual (the “Creditor”) in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Thousand Dollars ($100,000.00) together with the additional amounts set forth:

Principal Repayment.  The outstanding principal amount hereunder shall be subject to scheduled amortized repayments on the dates and in the amounts listed below.

Repayment Date	Repayment Amount
May 1, 2014	$23,000.00	;
June 1, 2014	$23,000.00	;
July 1, 2014	$23,000.00	;
August 1, 2014	$23,000.00	;
September 1, 2014	$23,000.00	; and
October 1, 2014	$23,000.00
Total Amount to be Paid	$138,000.00

In the event that the Promisor has failed to pay a Repayment Amount when due and payable hereunder, and receives written notice from the Creditor that such Repayment Amount has not been delivered (a “Default Notice”), it shall be an “Event of Default” hereunder if the Promisor does not deliver such unpaid Repayment Amount within thirty (30) days following the Promisor’s receipt of the Default Notice.  Upon the occurrence of an Event of Default, the Creditor shall have the right to accelerate this Note, in which event the entire principal balance shall become immediately due and payable, and immediately collectible by the Creditor pursuant to applicable law.

This Note may be prepaid at any time without penalty.

1.

The Promisor hereby represents and agrees that the amounts due under this Note are not consumer debt, and are not incurred primarily for personal, family or household purposes, but are for business and commercial purposes only.

The Promisor hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

The Creditor shall be entitled to recover, and the Promisor agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys’ fees.

The Promisor hereby consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Note.

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2.

This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

AccelPath, Inc.

By:	/s/ Shekhar Wadekar
Name:	Shekhar G. Wadekar
Title:	Chief Executive Officer